UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 4, 2022

RUBICON TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40910	88-3703651
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Main Street, Suite #610

Lexington, Kentucky 40507

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (844) 479-1507

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	RBT	The New York Stock Exchange
Warrants, each exercisable for one share of Class A common stock at an exercise price of $11.50 per share	RBT WS	The New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On November 9, 2022, Rubicon Technologies, Inc. (the “Company”) issued a press release that announced earnings results for the quarter ended September 30, 2022. The press release also announces the appointment of Kevin Schubert as President of the Company, effective as of November 4, 2022, as discussed in Item 5.02 below. This press release is furnished as Exhibit 99.1 to this report.

The information in Item 2.02 of this report and the exhibit attached hereto is being furnished and shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference to such filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Kevin Schubert as President

On November 4, 2022, the Board of Directors (the “Board”) the Company appointed Kevin Schubert, who has served as the Company’s Chief Development Officer and Head of Investor Relations since August 2022, as President of the Company, effective November 4, 2022.

Prior to joining the Company, Mr. Schubert, age 45, served as an executive/advisor to multiple companies, including as Chief Financial Officer of the Ocean Park Group, an early stage company focused on experiential hospitality, from August 2020 – August 2022, as a Consultant to Founder SPAC, the Company’s predecessor, from December 2021 – May 2022 and as Chief Operating Officer of Altitude Acquisition Corp. from December 2020 – August 2022. In addition, Mr. Schubert served as the Senior Vice President of Corporate Development and Strategy at Red Rock Resorts, Inc. from August 2017 – July 2020, where he led key initiatives in mergers and acquisitions, contract negotiation, and strategic planning, and as Vice President of Strategy and Operations and Associate General Counsel at Las Vegas Sands Corp. Mr. Schubert started his career as a consultant at Accenture and was trained as an attorney at Gibson, Dunn & Crutcher LLP, where he was a Corporate Finance Associate. Mr. Schubert received both a J.D. and an M.B.A. from The University of California, Los Angeles and a Bachelor of Science in Management Information Systems from The University of Arizona.

Mr. Schubert will enter into the Company’s standard form of indemnification agreement, pursuant to which the Company agrees to indemnify its directors and officers to the fullest extent permitted by Delaware law and, subject to certain conditions, to advance expenses in connection with proceedings as described in the indemnification agreement.

Mr. Schubert was not selected as President pursuant to any arrangement or understanding with any other person. There are no related person transactions (or proposed related person transactions) with respect to Mr. Schubert reportable under Item 404(a) of Regulation S-K since the beginning of the Company’s last fiscal year. There are no family relationships to disclose with respect to Mr. Schubert reportable under Item 401(d) of Regulation S-K.

Schubert Employment Agreement

In connection with Mr. Schubert’s appointment, the Company and Mr. Schubert entered into an Amended and Restated Employment Agreement (the “Employment Agreement”), to set forth the terms of Mr. Schubert’s employment with the Company as President, effective as of November 8, 2022. The Employment Agreement provides for (i) an annual base salary of $385,000; (ii) an annual target bonus of up to 50% of his base salary; (iii) a $160,000 sign-on bonus, which was previously paid to Mr. Schubert, that is subject to repayment on a pro-rated basis in the event he voluntarily resigns without Good Reason (as defined in the Employment Agreement) or is terminated for Cause (as defined in the Employment Agreement) prior to August 15, 2023; (iv) an initial grant of 251,257 restricted stock units under the Company’s 2022 Equity Incentive Plan (“RSUs”), subject to the approval of the Compensation Committee of the Board (the “Committee”); and (v) additional equity awards in 2023 and 2024 each equal to 251,257 RSUs, subject to the approval of the Committee (the equity awards in (iv) and (v) hereof, the “Initial Equity Grants”). Upon a Change in Control (as defined in the Company’s 2022 Equity Incentive Plan), subject to the approval of the Committee and Mr. Schubert’s continued employment through such Change in Control, (A) any Initial Equity Grants which have not been granted as of such Change in Control will be granted as fully vested RSUs which will settle within 60 days following such Change in Control; and (B) any Initial Equity Grants then-outstanding will fully vest as of such Change in Control.

If Mr. Schubert is terminated by the Company without Cause or he resigns for Good Reason, subject to his execution of a release of claims, Mr. Schubert will be eligible to receive the following severance benefits: (i) a prorated annual bonus for the termination year, calculated based on the Company’s actual performance for the termination year but presuming Mr. Schubert achieved his individual goals for such year, payable when annual bonuses are paid to active members of senior management but no later than March 15th of the following calendar year; (ii) 12 months of base salary, payable in accordance with the Company’s payroll policies; (iii) subject to his timely election of COBRA coverage, reimbursement of COBRA premiums for his participation in the Company’s group health plans until the earlier of (A) the first anniversary of the termination date, (B) the date he becomes eligible for other group health benefits, or (C) the date his rights under COBRA expires; (iv) the cost of outplacement services of up to $7,500, until the earlier of (A) 12 months following the termination date, or (B) the date he secures full time employment; and (v) accelerated vesting of his outstanding time-based equity awards.

If Mr. Schubert resigns without Good Reason, he will be eligible to receive any earned, unpaid bonus for the immediately preceding annual performance period. If Mr. Schubert’s employment is terminated due to Disability (as defined in the Employment Agreement), subject to his execution of a release of claims, Mr. Schubert will be eligible to receive 12 months of base salary, payable in accordance with the Company’s payroll policies.

The Employment Agreement also contains confidentiality, invention assignment and non-disparagement covenants, and non-competition and non-solicitation restrictions for 24 months following termination.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement by and between Rubicon Technologies Holdings, LLC, Rubicon Technologies, Inc., and Kevin Schubert, dated November 8, 2022.
99.1	Press release, dated November 9, 2022, issued by Rubicon Technologies, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUBICON TECHNOLOGIES, INC.

	By:	/s/ Phil Rodoni
	Name:	Phil Rodoni
	Title:	Chief Executive Officer

Date: November 9, 2022

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